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Exhibit 10.13

        FORM OF

TRIUMPH GROUP, INC.

NOTE PURCHASE AGREEMENT

Dated November 21, 2002

$80,000,000 6.06% Series A Senior Notes due December 2, 2012
$70,000,000 5.59% Series B Senior Notes due December 2, 2012

	7.3.	Inspection	16
8.	PREPAYMENT OF THE NOTES		16
	8.1.	Required Prepayments	16
	8.2.	Optional Prepayments with Make-Whole Amount	16
	8.3.	Allocation of Partial Prepayments	17
	8.4.	Maturity; Surrender, etc	17
	8.5.	Purchase of Notes	17
	8.6.	Make-Whole Amount	18
	8.7.	Change in Control	19
9.	AFFIRMATIVE COVENANTS		21
	9.1.	Compliance with Law	21
	9.2.	Insurance	21
	9.3.	Maintenance of Properties	21
	9.4.	Payment of Taxes	22
	9.5.	Corporate Existence, etc	22
	9.6.	Pari Passu	22
	9.7.	Additional Subsidiary Guarantors	23
10.	NEGATIVE COVENANTS		23
	10.1.	Transactions with Affiliates	23
	10.2.	Merger, Consolidation, etc	23
	10.3.	Liens	24
	10.4.	Sale-and-Leaseback Transactions	24
	10.5.	Fixed Charges Coverage Ratio	24
	10.6.	Leverage Ratio	24
	10.7.	Sale of Assets, etc	24
	10.8.	Disposal of Ownership of Subsidiary	25
	10.9.	Restricted Investments	25
	10.10.	Subsidiary Debt	25
11.	EVENTS OF DEFAULT		26
12.	REMEDIES ON DEFAULT, ETC		28
	12.1.	Acceleration	28
	12.2.	Other Remedies	28
	12.3.	Rescission	28
	12.4.	No Waivers or Election of Remedies, Expenses, etc	29
13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES		29
	13.1.	Registration of Notes	29
	13.2.	Transfer and Exchange of Notes	29
	13.3.	Replacement of Notes	30
14.	PAYMENTS ON NOTES		30
	14.1.	Place of Payment	30
	14.2.	Home Office Payment	30

15.	EXPENSES, ETC		31
	15.1.	Transaction Expenses	31
	15.2.	Survival	31
16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT		31
17.	AMENDMENT AND WAIVER		32
	17.1.	Requirements	32
	17.2.	Solicitation of Holders of Notes	32
	17.3.	Binding Effect, etc	33
	17.4.	Notes held by Company, etc	33
18.	NOTICES		33
19.	REPRODUCTION OF DOCUMENTS		33
20.	CONFIDENTIAL INFORMATION		34
21.	SUBSTITUTION OF PURCHASER		35
22.	MISCELLANEOUS		35
	22.1.	Successors and Assigns	35
	22.2.	Payments Due on Non-Business Days	35
	22.3.	Severability	35
	22.4.	Construction	35
	22.5.	Counterparts	36
	22.6.	Governing Law	36

Schedules & Exhibits

Schedule A	—	Purchaser Schedule
Schedule B	—	Defined Terms
Schedule 4.9	—	Changes in Corporate Structure
Schedule 5.3	—	Disclosure
Schedule 5.4	—	Subsidiaries
Schedule 5.5	—	Financial Statements
Schedule 5.8	—	Litigation
Schedule 5.11	—	Licenses, Permits, etc.
Schedule 5.14	—	Use of Proceeds
Schedule 5.15	—	Indebtedness
Schedule 5.19	—	Environmental Matters
Schedule 10.3, Part 1	—	Liens Securing Debt
Schedule 10.3, Part 2	—	Judgment Liens
Schedule 10.9	—	Investments
Schedule 10.10	—	Subsidiary Debt
Exhibit 1.1	—	Form of Series A Note
Exhibit 1.2	—	Form of Series B Note
Exhibit 4.3(a)	—	Form of Officer's Certificate
Exhibit 4.3(b)	—	Form of Secretary's Certificate—Company
Exhibit 4.4(a)	—	Form of Opinion of General Counsel for the Company and the Subsidiary Guarantors
Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers
Exhibit 4.4(c)	—	Form of Opinion of Special Counsel for the Company and the Subsidiary Guarantors
Exhibit 4.10(a)	—	Form of Subsidiary Guaranty
Exhibit 4.10(b)	—	Form of Secretary's Certificate—Subsidiary Guarantors
Exhibit 4.11(a)	—	Form of Credit Agreement Amendment (Second Amendment to Loan Documents)
Exhibit 4.11(b)	—	Form of Credit Agreement Amendment (Third Amendment to Loan Documents)

Triumph Group, Inc.
1255 Drummers Lane
Wayne, Pennsylvania 19087

6.06% Series A Senior Notes due December 2, 2012
5.59% Series B Senior Notes due December 2, 2012

November 21, 2002

Separately addressed to each of the Purchasers
    listed in the attached Schedule A:

Ladies and Gentlemen:

        Triumph Group, Inc., a Delaware corporation (the "Company"), agrees with you as follows:

1. AUTHORIZATION OF NOTES.

        The Company will authorize the issue and sale of $80,000,000 aggregate principal amount of its 6.06% Series A Senior Notes due December 2, 2012 (the "Series A Notes") and $70,000,000 aggregate principal amount of its 5.59% Series B Senior Notes due December 2, 2012 (the "Series B Notes" and together with the Series A Notes, collectively, the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall rank pari passu with the Company's other unsecured senior Indebtedness, including, without limitation, Indebtedness under the Credit Agreement, as in effect from time to time. The Series A Notes and the Series B Notes shall be substantially in the forms set out in Exhibit 1.1 and Exhibit 1.2, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2. SALE AND PURCHASE OF NOTES.

        Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder. This Agreement and the Other Agreements shall constitute one single agreement for purposes of New York General Obligations Law Section 5-501.

3. CLOSING.

        The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, NY 10022, at 10:00 a.m., New York time, at a closing (the "Closing") on December 2, 2002 or on such other Business Day thereafter on or prior to December 2, 2002 as may be agreed upon by the Company and you and the Other

Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 1005588987 at PNC Bank, N.A., Pittsburgh, Pennsylvania, ABA Number 043000096. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING.

        Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

        4.1.    Representations and Warranties.

        The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

        4.2.    Performance; No Default.

        The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing.

        4.3.    Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, substantially in the form of Exhibit 4.3(a), certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b) Secretary's Certificate. The Company shall have delivered to you a certificate, substantially in the form of Exhibit 4.3(b), certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

        4.4.    Opinions of Counsel.

        You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from the general counsel of the Company and the Subsidiary Guarantors, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its general counsel to deliver such opinion to you), (b) from Bingham McCutchen LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request and (c) from the special counsel of the Company and the Subsidiary Guarantors, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its special counsel to deliver such opinion to you).

        4.5.    Purchase Permitted By Applicable Law, etc.

        On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

        4.6.    Sale of Other Notes.

        Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

        4.7.    Payment of Special Counsel Fees.

        Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

        4.8.    Private Placement Number.

        A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

        4.9.    Changes in Corporate Structure.

        Except as specified in Schedule 4.9, neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as the case may be, or been a party to any merger or consolidation and shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

        4.10.    Subsidiary Guaranty.

        The Company shall have delivered to you the following:

          (a)    a guaranty (as may be amended from time to time, the "Subsidiary Guaranty") from the Subsidiary Guarantors, substantially in the form of Exhibit 4.10(a), executed and delivered by each of the Company's Subsidiaries and dated the date hereof; and

          (b)    a certificate, substantially in the form of Exhibit 4.10(b), of each Subsidiary Guarantor certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

        4.11.    Amendment of Credit Agreement.

        The Company shall have delivered fully executed, true and correct copies of the Credit Agreement Amendments pursuant to which the Company shall be permitted to enter into and perform all obligations under the transactions contemplated by the Financing Documents.

        4.12.    Proceedings and Documents.

        All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to you that:

        5.1.    Organization; Power and Authority.

        The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver, in the case of the Company, this Agreement and the Other Agreements and the Notes, and in the case of the Subsidiary Guarantors, the Subsidiary Guaranty, and to perform the provisions hereof and thereof.

        5.2.    Authorization, etc.

        This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of each Subsidiary Guarantor and constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        5.3.    Disclosure.

        The Company, through its agent, PNC Capital Markets, Inc., has delivered to you and each Other Purchaser a copy of a Confidential Offering Memorandum, dated October 2002 (the "Memorandum"), relating to the transactions contemplated hereby. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since March 31, 2002, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        5.4.    Organization and Ownership of Shares of Subsidiaries.

          (a)    Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

          (b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c)    Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

        5.5. Financial Statements.

        The Company has delivered to each Purchaser copies of the financial statements, of the Company and its Subsidiaries, listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

        5.6.    Compliance with Laws, Other Instruments, etc.

        The execution, delivery and performance by the Company of this Agreement and the Notes and by the Subsidiary Guarantors of the Subsidiary Guaranty will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

  5.7.    Governmental Authorizations, etc.

        No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or by the Subsidiary Guarantors of the Subsidiary Guaranty.

  5.8.    Litigation; Observance of Statutes and Orders.

          (a)    Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (b)    Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

  5.9.    Taxes.

        The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined and paid for all fiscal years up to and including the fiscal year ended March 31, 2002.

  5.10.    Title to Property; Leases.

        The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

  5.11.    Licenses, Permits, etc.

        Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

  5.12.    Compliance with ERISA.

          (a)    The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000 in the case of any single Plan and by more than $2,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

          (c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d)    The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e)    The execution and delivery of this Agreement and the Subsidiary Guaranty and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

  5.13.    Private Offering by the Company.

        Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 35 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

  5.14.    Use of Proceeds; Margin Regulations.

        The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of

Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

  5.15.    Existing Indebtedness.

        Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of November 21, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. The obligations of the Company under the Notes are senior to any outstanding Indebtedness (other than Existing Seller Debt) of the Company or any Subsidiary which is in any manner subordinated in right of payment or security with respect to any other Indebtedness of the Company.

  5.16.    Foreign Assets Control Regulations, etc.

        Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

  5.17.    Status under Certain Statutes.

        Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

  5.18.    Anti-Terrorism Order; USA Patriot Act.

        Neither the Company nor any of its Subsidiaries is a Person or entity described in Section 1 of the Anti-Terrorism Order or described in the Department of the Treasury Rule, and, to the best knowledge and belief of the Company, neither the Company nor any of its Subsidiaries engages in any dealings or transactions, or is otherwise associated, with any such Persons or entities. Each of the Company and Subsidiary Guarantors is in compliance with the USA Patriot Act.

  5.19.    Environmental Matters

        Except as disclosed on Schedule 5.19:

          (a)    Neither the Company nor any Subsidiary has received any Environmental Complaint from any Governmental Authority or private Person alleging that such Company or Subsidiary or, with respect to its property, any prior or subsequent owner of such property is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq., and the Company has no reason to believe that such an Environmental Complaint is reasonably likely to be received. There are no pending or, to the

  Company's knowledge, threatened Environmental Complaints relating to the Company or any Subsidiary or, to the Company's knowledge with respect to property of the Company or any Subsidiary, any prior or subsequent owner of such property pertaining to, or arising out of, any Environmental Conditions.

          (b)    There are no circumstances at, on or under the property of the Company or any Subsidiary that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no Environmental Conditions at, on or under such property or, to the knowledge of the Company, at, on or under adjacent property, that prevent compliance with the Environmental Laws at the property of the Company or any Subsidiary.

          (c)    Neither the property of the Company or any Subsidiary nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or any other activities at, on or under such property, or, to the knowledge of the Company, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto the property of the Company or any Subsidiary, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws or are not likely to result in a Material Adverse Effect.

          (d)    The Company and each Subsidiary has all permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of the Company and its Subsidiaries as presently conducted. The Company and each Subsidiary has submitted all notices, reports and other filings required by the Environmental Laws to be submitted to a Governmental Authority which pertain to past and current operations on the property of the Company or any Subsidiary.

          (e)    All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under the property of the Company or any Subsidiary and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances has been done by the Company and its Subsidiaries in accordance with the Environmental Laws.

6.    REPRESENTATIONS OF THE PURCHASER.

  6.1.    Purchase for Investment.

        You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

  6.2.    Source of Funds.

        You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a)    the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

          (b)    the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by you to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d)    the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

          (e)    the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Parts I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

          (f)    the Source is a governmental plan; or

          (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

          (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

        As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.    INFORMATION AS TO COMPANY.

        7.1.    Financial and Business Information.

        The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a)  Quarterly Statements.—within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

            (i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

            (ii)  consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b)  Annual Statements.—within 120 days after the end of each fiscal year of the Company, duplicate copies of,

            (i)    a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

            (ii)  consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

  setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c)  SEC and Other Reports.—promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

          (d)  Notice of Default or Event of Default.—promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e)  ERISA Matters.—promptly, and in any event within thirty days in the case of subclause (i) of this clause (e) and five days in the case of subclauses (ii) and (iii) of this clause (e), after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

            (i)    with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

            (ii)  the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

            (iii)  any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

          (f)    Actions, Proceedings.—written notice of any pending litigation or, to the knowledge of the Company, threat of litigation which arises between the Company, or any of its Subsidiaries, and any other Person which litigation or threat of litigation, individually or in the aggregate, is determined to be reasonably likely to cause a Material Adverse Effect, any such notice to be given not later than five Business Days after such determination with respect to any such litigation or threat of litigation; and

          (g)  Requested Information.—with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

        7.2.    Officer's Certificate.

        Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a)  Covenant Compliance.—the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.10 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b)  Event of Default.—a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

        7.3.    Inspection.

        The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a)  No Default.—if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b)  Default.—if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.    PREPAYMENT OF THE NOTES.

        8.1.    Required Prepayments.

          (a)  Series A Notes.    There are no scheduled prepayments on the Series A Notes. The entire outstanding principal amount of the Series A Notes, together with interest accrued thereon, is due and payable on December 2, 2012.

          (b)  Series B Notes.    On December 2, 2006 and on each December 2 thereafter to and including December 2, 2011, the Company will prepay $10,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series B Notes pursuant to Section 8.2, purchase of the Series B Notes permitted by Section 8.5, or any prepayment of the Series B Notes pursuant to Section 8.7 the principal amount of each required prepayment of the Series B Notes becoming due under this Section 8.1(b) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase. The entire principal amount of the Series B Notes remaining outstanding, together with interest accrued thereon, is due and payable on December 2, 2012.

        8.2.    Optional Prepayments with Make-Whole Amount.

        The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes in an amount not less than $10,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes and of each Series of Notes to be prepaid on such date, the principal amount and Series of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

        8.3.    Allocation of Partial Prepayments.

          (a)  Required Prepayments.    In the case of each required prepayment of the Series B Notes pursuant to Section 8.1(b), the principal amount of the Series B Notes to be prepaid shall be allocated among all of the Series B Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

          (b)  Optional Prepayments.    In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of each Series then outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

        8.4.    Maturity; Surrender, etc.

        In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

        8.5.    Purchase of Notes.

        The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the holders of more than 15% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 30 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

        8.6.    Make-Whole Amount.

        The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

        "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

        "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

        "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page "PX1" on the Bloomberg Financial Market Service (or such other display as may replace Page "PX1" on the Bloomberg Financial Market Service) for actively traded United States Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting United States. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded United States Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded United States Treasury security with the maturity closest to and less than the Remaining Average Life.

        "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

        "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

        "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

        8.7.    Change in Control.

          (a) Notice of Change in Control or Control Event. The Company will, within 10 days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to paragraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in paragraph (c) of this Section 8.7 and shall be accompanied by the certificate described in paragraph (g) of this Section 8.7.

          (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 40 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in paragraph (c) of this Section 8.7, accompanied by the certificate described in paragraph (g) of this Section 8.7, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.7.

          (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by paragraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by paragraph (a) of this Section 8.7, such date shall be not less than 40 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 45th day after the date of such offer).

          (d) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date. If the Company shall not have received a written response to the offer to prepay pursuant to this Section 8.7 from each holder of Notes within 15 days after the date of making of such offer to such holder of Notes, then the Company shall immediately send a second written notice with offer to prepay via an overnight courier of national reputation to each such holder of Notes who shall have not previously responded to the Company.

  If the offer is so accepted by any holder of Notes, the Company at least 10 days prior to the Proposed Prepayment Date shall give written notice to each holder of Notes that has not so accepted the offer, in which notice the Company shall (i) state the aggregate outstanding principal amount of Notes in respect of which the offer has been accepted and (ii) renew the offer and extend the time for acceptance by stating that any holder of Notes may yet accept the offer, whether theretofore rejected or not, by causing a notice of such acceptance to be delivered to the Company at least 5 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to the last offer to prepay required to be sent by the Company prior to the Proposed Prepayment Date pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

          (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the principal amount and interest due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in paragraph (f) of this Section 8.7.

          (f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by paragraph (b) and accepted in accordance with paragraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

          (g) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

9. AFFIRMATIVE COVENANTS.

        The Company covenants that so long as any of the Notes are outstanding:

        9.1.    Compliance with Law.

        The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, ERISA and the USA Patriot Act, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

        9.2.    Insurance.

        The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

        9.3.    Maintenance of Properties.

        The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

        9.4.    Payment of Taxes.

        The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

        9.5.    Corporate Existence, etc.

        The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2 and Section 10.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

        9.6.    Pari Passu.

        The obligations of the Company under this Agreement, the Other Agreements and the Notes at all times shall rank pari passu with all of its other unsecured senior Indebtedness (including, without limitation, Indebtedness under the Credit Agreement, as in effect from time to time). The obligations of each Subsidiary Guarantor under the Subsidiary Guaranty at all times shall rank pari passu with all of such Subsidiary Guarantor's other unsecured senior Indebtedness (including, without limitation, any guaranty of the Indebtedness under the Credit Agreement, as in effect from time to time). Without limiting the foregoing, (a) the Company shall take all steps necessary to provide that its obligations evidenced by the Notes shall be senior to any outstanding Indebtedness (other than the Existing Seller Debt) of the Company or any Subsidiary that is in any manner subordinated in right of payment or security to any other Indebtedness on the same terms and conditions as such other Indebtedness and (b) if the Company or any Subsidiary incurs any Indebtedness ("New Subordinated Indebtedness") after the date of Closing that is in any manner subordinated in right of payment or security to any other Indebtedness, the New Subordinated Indebtedness shall be subordinated in right of payment and security to the obligations of the Company and Subsidiary Guarantors evidenced by the Notes and the Subsidiary Guaranty on the same terms and conditions as such other Indebtedness.

9.7.    Additional Subsidiary Guarantors.

        The Company will cause each Person that becomes a Material Subsidiary after the date of Closing to execute and deliver to each of the holders of the Notes within thirty (30) days after becoming a Material Subsidiary (but, in the case of any Person that becomes a Material Subsidiary pursuant to clause (c) of the definition of "Material Subsidiary" in Schedule B, such execution and delivery shall occur contemporaneously with such Person's becoming a Material Subsidiary pursuant to such clause regardless of whether such Person already became a Material Subsidiary pursuant to clause (a) or clause (b) of such definition) a duly authorized Joinder Agreement and an opinion of the general counsel to the Subsidiary regarding the authorization, execution and delivery of such Joinder Agreement, and its enforceability, which opinion shall be satisfactory in all respects to the Required Holders.

10.    NEGATIVE COVENANTS.

        The Company covenants that so long as any of the Notes are outstanding:

        10.1.    Transactions with Affiliates.

        The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's length transaction with a Person not an Affiliate.

        10.2.    Merger, Consolidation, etc.

        The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or a Wholly-Owned Subsidiary and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.7), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes in form and substance satisfactory to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

          (c) immediately after giving effect to such transaction no Default or Event of Default would exist.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

        10.3.    Liens.

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except Permitted Liens.

        10.4.    Sale-and-Leaseback Transactions.

        The Company will not, and will not permit any Subsidiary to, enter into any Sale-and-Leaseback Transaction unless, immediately after giving effect thereto, the aggregate amount of Priority Debt does not exceed 20% of Consolidated Net Worth.

        10.5.    Fixed Charges Coverage Ratio.

        The Company will not, at any time, permit the Fixed Charges Coverage Ratio to be less than 1.5 to 1.

        10.6.    Leverage Ratio.

        The Company will not, at any time, permit the Leverage Ratio to be greater than 3 to 1.

        10.7.    Sale of Assets, etc.

        Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

          (a) in the good faith opinion of the Company (and the Company's board of directors, if approval by the Company's board of directors of such Asset Disposition is required by the Company's governing documents or by applicable law), the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

          (b) immediately prior to and after giving effect to the Asset Disposition, no Default or Event of Default exists or would exist;

          (c) immediately after giving effect to the Asset Disposition,

            (i) the Disposition Value of all property that was the subject of any Asset Disposition occurring in the then current fiscal year of the Company would not exceed 15% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company, and

            (ii) the Disposition Value of all property that was the subject of any Asset Disposition occurring on or after the date of the Closing would not exceed 40% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company; and

            (d) If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application contemporaneously with such Transfer or a Property Reinvestment Application within 365 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.7 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

        10.8. Disposal of Ownership of Subsidiary.

        The Company will not, and will not permit any of its Subsidiaries to, issue, sell or otherwise dispose of any shares of Subsidiary Stock, nor will the Company permit any such Subsidiary to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock unless (a) such issuance, sale or disposition satisfies the requirements of Section 10.7 hereof and (b) in the case of a 10% Subsidiary, the effect of such issuance, sale or disposition would not reduce the direct or indirect proportionate interest of the Company and the other Subsidiaries in the outstanding Subsidiary Stock of such Subsidiary.

        10.9. Restricted Investments.

        The Company will not, and will not permit any of its Subsidiaries to, have outstanding any Restricted Investments with an aggregate book value at any time in excess of 15% of Consolidated Net Worth.

        10.10. Subsidiary Debt.

        The Company will not at any time permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt other than:

          (a) Debt under the Subsidiary Guaranty;

          (b) Debt outstanding on the date hereof and disclosed in Schedule 10.10 (which Schedule shall list the principal amounts of such Debt on the date of Closing), provided that the principal amounts of such Debt may not be increased above the principal amounts disclosed on such Schedule;

          (c) Debt owed to the Company or a Wholly-Owned Subsidiary; and

          (d) other Debt so long as the aggregate amount of Priority Debt at no time exceeds 20% of Consolidated Net Worth.

11.    EVENTS OF DEFAULT.

        An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 9.1 with respect to compliance with ERISA or Sections 10.2 through 10.10, inclusive; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in clauses (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this clause (d) of Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

          (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Materially Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.    REMEDIES ON DEFAULT, ETC.

  12.1.    Acceleration.

          (a) If an Event of Default with respect to the Company described in clause (g) or (h) of Section 11 (other than an Event of Default described in subclause (i) of clause (g) or described in subclause (vi) of clause (g) by virtue of the fact that such clause encompasses subclause (i) of clause (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

  12.2.    Other Remedies.

        If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

  12.3.    Rescission.

        At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

  12.4.    No Waivers or Election of Remedies, Expenses, etc.

        No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

  13.1.    Registration of Notes.

        The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

  13.2.    Transfer and Exchange of Notes.

        Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1 in the case of the Series A Notes and Exhibit 1.2 in the case of the Series B Notes. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

  13.3.    Replacement of Notes.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.    PAYMENTS ON NOTES.

  14.1.    Place of Payment.

        Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of PNC Bank, National Association, in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

  14.2.    Home Office Payment.

        So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.    EXPENSES, ETC.

  15.1.    Transaction Expenses.

        Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of special counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

  15.2.    Survival.

        The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

        All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

  17.1.    Requirements.

        This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20, or any defined term (as it is used therein).

  17.2.    Solicitation of Holders of Notes.

          (a)    Solicitation.    The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b)    Payment.    The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

  17.3.    Binding Effect, etc.

        Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

  17.4.    Notes held by Company, etc.

        Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

        All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i)    if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii)  if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii)  if to the Company, to the Company at its address set forth at the beginning hereof to the attention of John R. Bartholdson, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

        This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

        For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER.

        You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS.

  22.1.    Successors and Assigns.

        All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

  22.2.    Payments Due on Non-Business Days.

        Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

  22.3.    Severability.

        Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

  22.4.    Construction.

        Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

  22.5.    Counterparts.

        This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

  22.6.    Governing Law.

        THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

* * * * *

        If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours, TRIUMPH GROUP, INC.
By
	Name:	John R. Bartholdson
	Title:	Senior Vice President and Chief Financial Officer

The foregoing is hereby agreed to
as of the date thereof.

PURCHASER
By
Name: Title:

SCHEDULE A
INFORMATION RELATING TO PURCHASERS

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

Name in Which Note is Registered	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

Note Registration Number; Principal Amount	RA-1; $11,000,000 RB-1; $10,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	Chase Manhattan Bank New York, NY ABA # 021-000-021 Credit: New York Life Insurance and Annuity Corporation General Acct. # 323-8-47382 Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	6.06% Series A Senior Notes due December 2, 2012
	PPN:	896818 A* 2
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	New York Life Insurance and Annuity Corporation c/o New York Life Investment Management LLC 51 Madison Avenue New York, NY 10010-1603
	Attn:	Financial Management and Operations Group Securities Operation, 2nd Floor
	Fax:	(212) 447-4160

Schedule A-1

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

Address for All Other Notices	New York Life Insurance and Annuity Corporation c/o New York Life Investment Management LLC 51 Madison Avenue New York, NY 10010-1603
	Attn:	Securities Investment Group Private Finance, 2nd Floor
	Fax:	(212) 447-4122
with a copy of notices regarding defaults or Events of Default to:
New York Life Insurance and Annuity Corporation c/o New York Life Investment Management LLC 51 Madison Avenue New York, NY 10010-1603
	Attn:	Office of the General Counsel Investment Section, Room 1104
	Fax:	(212) 576-8340

Other Instructions	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
	By:	New York Life Investment Management LLC, Its Investment Manager
By:
Name: Title:

Instructions for Delivery of Notes	New York Life Insurance and Annuity Corporation c/o New York Life Investment Management LLC 51 Madison Avenue, Room 1107 New York, NY 10010
	Attn:	Parkin Lee

Tax Identification Number	13-3044743

Schedule A-2

Purchaser Name	NEW YORK LIFE INSURANCE COMPANY

Name in Which Note is Registered	NEW YORK LIFE INSURANCE COMPANY

Note Registration Number; Principal Amount	RA-2; $8,500,000
RB-2; $10,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	Chase Manhattan Bank New York, NY ABA # 021-000-021 Credit: New York Life Insurance Company General Acct. # 008-9-00687
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	6.06% Series A Senior Notes due December 2, 2012
	PPN:	896818 A* 2
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue New York, NY 10010-1603
	Attn:	Financial Management and Operations Group Securities Operation, 2nd Floor
	Fax:	(212) 447-4160

Address for All Other Notices	New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue New York, NY 10010-1603
	Attn:	Securities Investment Group Private Finance, 2nd Floor
	Fax:	(212) 447-4122
with a copy of notices regarding defaults or Events of Default to:
New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue New York, NY 10010-1603
	Attn:	Office of the General Counsel Investment Section, Room 1104
	Fax:	(212) 576-8340

Schedule A-3

Purchaser Name	NEW YORK LIFE INSURANCE COMPANY

Other Instructions	NEW YORK LIFE INSURANCE COMPANY
By:
Name: Title:

Instructions for Delivery of Notes	New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue, Room 1107 New York, NY 10010
	Attn:	Parkin Lee

Tax Identification Number	13-5582869

Schedule A-4

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT

Name in Which Note is Registered	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT
Note Registration Number; Principal Amount	RA-3; $500,000
Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	Chase Manhattan Bank New York, NY ABA # 021-000-021 Credit: NYLIAC Separate BOLI 3 Broad Fixed General Acct. # 323-8-39002
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	6.06% Series A Senior Notes due December 2, 2012
	PPN:	896818 A* 2
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account c/o New York Life Investment Management LLC 51 Madison Avenue New York, NY 10010-1603
	Attn:	Financial Management and Operations Group Securities Operation, 2nd Floor
	Fax:	(212) 447-4160

Address for All Other Notices	New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account c/o New York Life Investment Management LLC 51 Madison Avenue New York, NY 10010-1603
	Attn:	Securities Investment Group Private Finance, 2nd Floor
	Fax:	(212) 447-4122
with a copy of notices regarding defaults or Events of Default to:
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account c/o New York Life Investment Management LLC 51 Madison Avenue New York, NY 10010-1603
	Attn:	Office of the General Counsel Investment Section, Room 1104
	Fax:	(212) 576-8340

Schedule A-5

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT

Other Instructions	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT

	By:	New York Life Investment Management LLC, Its Investment Manager
By:
Name: Title:

Instructions for Delivery of Notes	New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account c/o New York Life Investment Management LLC 51 Madison Avenue, Room 1107 New York, NY 10010
	Attn:	Parkin Lee

Tax Identification Number	13-3044743

Schedule A-6

Purchaser Name	THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Name in Which Note is Registered	THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Note Registration Number; Principal Amount	RA-4; $15,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	The Chase Manhattan Bank, N.A. 1251 Avenue of the Americas New York, NY 10020 ABA # 021-000-021
	Acct.:	The Equitable Life Assurance Society of the United States 037-2-417394
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	6.06% Series A Senior Notes due December 2, 2012
	PPN:	896818 A* 2
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	The Equitable Life Assurance Society of the United States c/o Alliance Capital Management Corporation 1345 Avenue of the Americas, 38th Floor New York, NY 10105
	Attn:	Cosmo Valente

Address for All Other Notices	The Equitable Life Assurance Society of the United States c/o Alliance Capital Management Corporation 1345 Avenue of the Americas, 38th Floor New York, NY 10105
	Attn:	Zev Halstuch

Other Instructions	THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
By:
Name: Title:

Instructions for Delivery of Notes	The Equitable Life Assurance Society of the United States c/o Alliance Capital Management Corporation 1290 Avenue of the Americas, 12th Floor New York, NY 10104
Attn: Neville Hemmings

Tax Identification Number	13-5570651

Schedule A-7

Purchaser Name	THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Name in Which Note is Registered	THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Note Registration Number; Principal Amount	RA-5; $10,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	The Chase Manhattan Bank, N.A. 1251 Avenue of the Americas New York, NY 10020 ABA # 021-000-021
	Acct.:	The Equitable Life Assurance Society of the United States 037-2-413336
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	6.06% Series A Senior Notes due December 2, 2012
	PPN:	896818 A* 2
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	The Equitable Life Assurance Society of the United States c/o Alliance Capital Management Corporation 1345 Avenue of the Americas, 38th Floor New York, NY 10105
	Attn:	Cosmo Valente

Address for All Other Notices	The Equitable Life Assurance Society of the United States c/o Alliance Capital Management Corporation 1345 Avenue of the Americas, 38th Floor New York, NY 10105
	Attn:	Zev Halstuch
	Tel:	212-969-6993

Other Instructions	THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
By:
Name: Title:

Instructions for Delivery of Notes	The Equitable Life Assurance Society of the United States c/o Alliance Capital Management Corporation 1290 Avenue of the Americas, 12th Floor New York, NY 10104
	Attn:	Neville Hemmings

Tax Identification Number	13-5570651

Schedule A-8

Purchaser Name	SOUTHLAND LIFE INSURANCE COMPANY

Name in Which Note is Registered	SOUTHLAND LIFE INSURANCE COMPANY

Note Registration Number; Principal Amount	RB-3; $10,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	The Bank of New York ABA # 021-000-018 BNF: IOC566
	Attn:	P&I Department
	Ref:	Southland Life Insurance Company and 896818 A@ 0
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349
	Attn:	Securities Accounting
	Fax:	(770) 690-5057

Address for All Other Notices	ING Investment Management LLC 100 Washington Avenue South, Suite 1635 Minneapolis, MN 55401-2121
	Attn:	Chris Patton
	Tel:	(612) 342-7576
	Fax:	(612) 342-3561
with a copy to:
ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349
	Attn:	Private Placements
	Fax:	(770) 690-5057

Other Instructions	SOUTHLAND LIFE INSURANCE COMPANY
	By:	ING Investment Management LLC, as Agent
By:
Name: Title:

Schedule A-9

Purchaser Name	SOUTHLAND LIFE INSURANCE COMPANY

Instructions for Delivery of Notes	The Bank of New York Free Receipt / Delivery Window Window A — 3rd Floor One Wall Street New York, NY 10288
with a copy of the above transmittal to:
ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349
	Attn:	Joyce Resnick

Tax Identification Number	75-0572420

Schedule A-10

Purchaser Name	SECURITY LIFE OF DENVER INSURANCE COMPANY

Name in Which Note is Registered	SECURITY LIFE OF DENVER INSURANCE COMPANY

Note Registration Number; Principal Amount	RB-4; $10,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	The Bank of New York ABA # 021-000-018 BNF: IOC566
	Attn:	P&I Department
	Ref:	Security Life of Denver Insurance Company and 896818 A@ 0
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349
	Attn:	Securities Accounting
	Fax:	(770) 690-5057

Address for All Other Notices	ING Investment Management LLC 100 Washington Avenue South, Suite 1635 Minneapolis, MN 55401-2121
	Attn:	Chris Patton
	Tel:	(612) 342-7576
	Fax:	(612) 342-3561
with a copy to:
ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349
	Attn:	Private Placements
	Fax:	(770) 690-5057

Other Instructions	SECURITY LIFE OF DENVER INSURANCE COMPANY
By: ING Investment Management LLC, as Agent
By:
Name: Title:

Schedule A-11

Purchaser Name	SECURITY LIFE OF DENVER INSURANCE COMPANY

Instructions for Delivery of Notes	The Bank of New York Free Receipt / Delivery Window Window A — 3rd Floor One Wall Street New York, NY 10288
with a copy of the above transmittal to:
ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349
	Attn:	Joyce Resnick

Tax Identification Number	84-0499703

Schedule A-12

Purchaser Name	GOLDEN AMERICAN LIFE INSURANCE COMPANY

Name in Which Note is Registered	GOLDEN AMERICAN LIFE INSURANCE COMPANY

Note Registration Number; Principal Amount	RB-5; $10,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	The Bank of New York ABA # 021-000-018 BNF: IOC566 — Income Collections
	Attn:	William Cashman
	Ref:	Golden American Life Insurance Company (MVA Acct.) Acct. # 136374 and 896818 A@ 0
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349
	Attn:	Securities Accounting
	Fax:	(770) 690-5057

Address for All Other Notices	ING Investment Management LLC 100 Washington Avenue South, Suite 1635 Minneapolis, MN 55401-2121
	Attn:	Chris Patton
	Tel:	(612) 342-7576
	Fax:	(612) 342-3561
with a copy to:
ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349
	Attn:	Private Placements
	Fax:	(770) 690-5057

Other Instructions	GOLDEN AMERICAN LIFE INSURANCE COMPANY
By: ING Investment Management LLC, as Agent
By:
Name: Title:

Schedule A-13

Purchaser Name	GOLDEN AMERICAN LIFE INSURANCE COMPANY

Instructions for Delivery of Notes	The Bank of New York Free Receipt / Delivery Window Window A — 3rd Floor One Wall Street New York, NY 10288
with a copy of the above transmittal to:
ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349
	Attn:	Joyce Resnick

Tax Identification Number	41-0991508

Schedule A-14

Purchaser Name	RELIASTAR LIFE INSURANCE COMPANY

Name in Which Note is Registered	RELIASTAR LIFE INSURANCE COMPANY

Note Registration Number; Principal Amount	RB-6; $7,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	The Bank of New York IOC 566 — INST'L CUSTODY ABA # 021-000-018
	Ref:	Reliastar Life Insurance Company Acct. # 187035 and 896818 A@ 0
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349
	Attn:	Securities Accounting
	Fax:	(770) 690-5057

Address for All Other Notices	ING Investment Management LLC 100 Washington Avenue South, Suite 1635 Minneapolis, MN 55401-2121
	Attn:	Chris Patton
	Tel:	(612) 342-7576
	Fax:	(612) 342-3561
with a copy to:
ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349
	Attn:	Private Placements
	Fax:	(770) 690-5057

Other Instructions	RELIASTAR LIFE INSURANCE COMPANY
	By:	ING Investment Management LLC, as Agent
By:
Name: Title:

Schedule A-15

Purchaser Name	RELIASTAR LIFE INSURANCE COMPANY

Instructions for Delivery of Notes	The Bank of New York Free Receipt / Delivery Window Window A — 3rd Floor One Wall Street New York, NY 10288
with a copy of the above transmittal to:
ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349
	Attn:	Joyce Resnick

Tax Identification Number		41-0451140

Schedule A-16

Purchaser Name	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Name in Which Note is Registered	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Note Registration Number; Principal Amount	RA-6; $3,500,000
RB-7; $2,800,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	Citibank, N.A. New York, NY ABA # 021-000-089 For MassMutual Long-Term Pool Acct. # 30510669
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	6.06% Series A Senior Notes due December 2, 2012
	PPN:	896818 A* 2
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	Massachusetts Mutual Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Securities Custody and Collection Department
With telephone advice of payment to:
David L. Babson & Company Inc. Securities Custody and Collection Department
	Tel:	413-226-1803 / 1889

Address for All Other Notices	Massachusetts Mutual Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Securities Investment Division

Other Instructions	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
	By:	David L. Babson & Company Inc. as Investment Adviser
By
Name: Title:

Schedule A-17

Purchaser Name	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Instructions for Delivery of Notes	Massachusetts Mutual Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Chris DeFrancis

Tax Identification Number	04-1590850

Schedule A-18

Purchaser Name	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Name in Which Note is Registered	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Note Registration Number; Principal Amount	RA-7; $2,750,000 RB-8; $3,100,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	Citibank, N.A. New York, NY ABA # 021-000-089 For MassMutual Pension Management Acct. # 30510538 Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	6.06% Series A Senior Notes due December 2, 2012
	PPN:	896818 A* 2
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	Massachusetts Mutual Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Securities Custody and Collection Department

With telephone advice of payment to:
David L. Babson & Company Inc. Securities Custody and Collection Department
	Tel:	413-226-1803 / 1839

Address for All Other Notices	Massachusetts Mutual Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Securities Investment Division

Other Instructions	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: David L. Babson & Company Inc. as Investment Adviser
By:
Name: Title:

Schedule A-19

Purchaser Name	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Instructions for Delivery of Notes	Massachusetts Mutual Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Chris DeFrancis

Tax Identification Number	04-1590850

Schedule A-20

Purchaser Name	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Name in Which Note is Registered	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Note Registration Number; Principal Amount	RA-8; $1,000,000 RB-9; $800,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	Citibank, N.A. New York, NY ABA # 021-000-089 For MassMutual Spot-Priced Contract Acct. # 30510597
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	6.06% Series A Senior Notes due December 2, 2012
	PPN:	896818 A* 2
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	Massachusetts Mutual Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Securities Custody and Collection Department

With telephone advice of payment to:
David L. Babson & Company Inc. Securities Custody and Collection Department
	Tel:	413-226-1807 / 1839

Address for All Other Notices	Massachusetts Mutual Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Securities Investment Division

Other Instructions	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: David L. Babson & Company Inc. as Investment Adviser
By:
Name: Title:

Schedule A-21

Purchaser Name	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Instructions for Delivery of Notes	Massachusetts Mutual Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Chris DeFrancis

Tax Identification Number	04-1590850

Schedule A-22

Purchaser Name	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Name in Which Note is Registered	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Note Registration Number; Principal Amount	RB-10; $1,200,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	Citibank, N.A. New York, NY ABA # 021-000-089 For MassMutual Structured Settlement Funde Acct. # 30510634
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	Massachusetts Mutual Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Securities Custody and Collection Department

With telephone advice of payment to:
David L. Babson & Company Inc. Securities Custody and Collection Department
	Tel:	413-226-1807 / 1839

Address for All Other Notices	Massachusetts Mutual Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Securities Investment Division

Other Instructions	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: David L. Babson & Company Inc. as Investment Adviser
By:
Name: Title:

Instructions for Delivery of Notes	Massachusetts Mutual Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Chris DeFrancis

Tax Identification Number	04-1590850

Schedule A-23

Purchaser Name	C.M. LIFE INSURANCE COMPANY c/o MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Name in Which Note is Registered	C.M. LIFE INSURANCE COMPANY c/o MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Note Registration Number; Principal Amount	RA-9; $2,750,000 RB-11; $1,800,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	Citibank, N.A. New York, NY ABA # 021-000-089 For C.M. Life Segment 43 — Universal Life Acct. # 30510546
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	6.06% Series A Senior Notes due December 2, 2012
	PPN:	896818 A* 2
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	C.M. Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Securities Custody and Collection Department

With telephone advice of payment to:
David L. Babson & Company Inc. Securities Custody and Collection Department
	Tel:	413-226-1803 / 1839

Address for All Other Notices	C.M.Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Securities Investment Division

Other Instructions	C.M. LIFE INSURANCE COMPANY c/o MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: David L. Babson & Company Inc. as Investment Sub-Adviser
By:
Name: Title:

Schedule A-24

Purchaser Name	C.M. LIFE INSURANCE COMPANY c/o MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Instructions for Delivery of Notes	C.M. Life Insurance Company c/o Massachusetts Mutual Life Insurance Company c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115 Attn: Chris DeFrancis

Tax Identification Number	06-1041383

Schedule A-25

Purchaser Name	MASSMUTUAL ASIA LIMITED

Name in Which Note is Registered	GERLACH & CO.

Note Registration Number; Principal Amount	RB-12; $300,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	Gerlach & Co. c/o Citibank, N.A. New York, NY ABA # 021-000-089
	Attn:	Judy Rock
	Re:	MassMutual Asia Concentration Acct. # 36112805
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	a896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	MassMutual Asia Limited c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Securities Custody and Collection Department

With telephone advice of payment to:
David L. Babson & Company Inc. Securities Custody and Collection Department
	Tel:	413-226-1807 / 1839

Address for All Other Notices	MassMutual Asia Limited c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800 Springfield, MA 01115
	Attn:	Securities Investment Division

with notification of corporate action to:
Citgroup Global Securities Services 3800 Citibank Center Tampa Building B, Floor 3 Tampa, FL 33610-9122
	Attn:	Corporate Action Department

Other Instructions	MASSMUTUAL ASIA LIMITED
By: David L. Babson & Company Inc. as Investment Adviser
By:
Name: Title:

Schedule A-26

Purchaser Name	MASSMUTUAL ASIA LIMITED

Instructions for Delivery of Notes	Citibank, N.A. 333 West 34th Street Third Floor Securities Vault New York, NY 10001
	Re:	Acct. # 849195

Tax Identification Number	None

Schedule A-27

Purchaser Name	HARTFORD FIRE INSURANCE COMPANY

Name in Which Note is Registered	HARTFORD FIRE INSURANCE COMPANY

Note Registration Number; Principal Amount	RA-10; $10,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	JP Morgan Chase 4 New York Plaza New York, NY 10004 ABA # 021-000-021 Chase NYC/Cust A/C # 900-9-000200 for further credit to G06245-FIR
	Attn:	Bond Interest/Principal — Triumph Group, Inc.
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	6.06% Series A Senior Notes due December 2, 2012
	PPN:	896818 A* 2
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	Hartford Investment Management Company c/o Portfolio Support P.O. Box 1744 Hartford, CT 06144-1744
	Fax:	860-297-8875 / 8876

Address for All Other Notices	Hartford Investment Management Company c/o Investment Department — Private Placements P.O. Box 1744 Hartford, CT 06144-1744
	Fax:	860-297-8884

Other Instructions	HARTFORD FIRE INSURANCE COMPANY
By: Hartford Investment Services, Inc., its Agent and Attorney-in-Fact
By
Name: Title:

Instructions for Delivery of Notes	JP Morgan Chase North America Insurance 3 MetroTech Center, 5th Floor Brooklyn, NY 11245
	Attn:	Bettye Carrera
Custody Account # G06245-FIR must appear on outside of envelope

Tax Identification Number	06-0383750

Schedule A-28

Purchaser Name	HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

Name in Which Note is Registered	HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

Note Registration Number; Principal Amount	RA-11; $10,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	JP Morgan Chase 4 New York Plaza New York, NY 10004 ABA # 021-000-021 Chase NYC/Cust A/C # 900-9-000200 for further credit to G06956-EBD
	Attn:	Bond Interest/Principal — Triumph Group, Inc.
Re: (See "Accompanying information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	6.06% Series A Senior Notes due December 2, 2012
	PPN:	896818 A* 2
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	Hartford Investment Management Company c/o Portfolio Support P.O. Box 1744 Hartford, CT 06144-1744
	Fax:	860-297-8875 / 8876

Address for All Other Notices	Hartford Investment Management Company c/o Investment Department — Private Placements P.O. Box 1744 Hartford, CT 06144-1744
	Fax:	860-297-8884

Other Instructions	HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
By: Hartford Investment Services, Inc., its Agent and Attorney-in-Fact
By:
Name: Title:

Instructions for Delivery of Notes	JP Morgan Chase North America Insurance 3 MetroTech Center, 5th Floor Brooklyn, NY 11245
	Attn:	Bettye Carrera
Custody Account # G06956-EBD must appear on outside of envelope

Tax Identification Number	06-0838648

Schedule A-29

Purchaser Name	THE CANADA LIFE ASSURANCE COMPANY

Name in Which Note is Registered	J. ROMEO & CO.

Note Registration Number; Principal Amount	RA-12; $3,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	Chase Manhattan Bank ABA # 021-000-021 A/C # 900-9-000200 Trust Acct. # G52708 Re: (see "Accompanying Information" below)

for call or maturity payment: Chase Manhattan Bank ABA # 021-000-021 A/C # 900-9-000192 Trust Acct. # G52708 Re: (see "Accompanying Information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	6.06% Series A Senior Notes due December 2, 2012
	PPN:	896818 A* 2
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	Chase Manhattan Bank North American Insurance 3 Chase MetroTech Center, 6th Floor Brooklyn, NY 11245
	Attn:	Doll Balbadar

with a copy to: The Canada Life Assurance Company 330 University Ave., SP-12 Securities Accounting Toronto, ON M5G 1R8

Address for All Other Notices	The Canada Life Assurance Company 330 University Ave. (SP-11) Toronto, ON M5G 1R8
	Attn:	Paul English US Investments Division

Other Instructions	THE CANADA LIFE ASSURANCE COMPANY
By:
Name: Title:

Schedule A-30

Purchaser Name	THE CANADA LIFE ASSURANCE COMPANY

Instructions for Delivery of Notes	Chase Manhattan Bank 4 New York Plaza, 1st Floor New York, NY 10004-2477
	Attn:	Mike Jones Outsourcing Department
	Re:	The Canada Life Assurance Company Trust Acct. # G52708

Tax Identification Number	38-0397420

Schedule A-31

Purchaser Name	THE CANADA LIFE ASSURANCE COMPANY

Name in Which Note is Registered	J. ROMEO & CO.

Note Registration Number; Principal Amount	RA-13; $2,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	Chase Manhattan Bank ABA # 021-000-021 A/C # 900-9-000200 Trust Acct. # G08808
Re: (see "Accompanying Information" below)

for call or maturity payment: Chase Manhattan Bank ABA # 021-000-021 A/C # 900-9-000192 Trust Acct. # G08808
Re: (see "Accompanying Information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	6.06% Series A Senior Notes due December 2, 2012
	PPN:	896818 A* 2
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	Chase Manhattan Bank North American Insurance 3 Chase MetroTech Center, 6th Floor Brooklyn, NY 11245
	Attn:	Doll Balbadar

with a copy to: The Canada Life Assurance Company 330 University Ave., SP-12 Securities Accounting Toronto, ON M5G 1R8

Address for All Other Notices	The Canada Life Assurance Company 330 University Ave. (SP-11) Toronto, ON M5G 1R8
	Attn:	Paul English US Investments Division

Other Instructions	THE CANADA LIFE ASSURANCE COMPANY
By:
Name: Title:

Schedule A-32

Purchaser Name	THE CANADA LIFE ASSURANCE COMPANY

Instructions for Delivery of Notes	Chase Manhattan Bank 4 New York Plaza, 1st Floor New York, NY 10004-2477
	Attn:	Mike Jones Outsourcing Department
	Re:	The Canada Life Assurance Company Trust Acct. # G08808

Tax Identification Number	38-0397420

Schedule A-33

Purchaser Name	AMERITAS LIFE INSURANCE CORP.

Name in Which Note is Registered	AMERITAS LIFE INSURANCE CORP.

Note Registration Number; Principal Amount	RB-13; $1,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	U.S. Bank ABA # 104-000-029 Ameritas Life Insurance Corp. Acct. # 1-494-0070-0188
Re: (see "Accompanying Information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments and Written Confirmation of Wire Transfers	Ameritas Life Insurance Corp. 5900 "O' Street Lincoln, NE 68510-2234
	Attn:	James Mikus
	Fax:	402-467-6970

Address for All Other Notices	Ameritas Life Insurance Corp. 5900 "O' Street Lincoln, NE 68510-2234
	Attn:	James Mikus

Other Instructions	AMERITAS LIFE INSURANCE CORP.
By: Ameritas Investment Advisors Inc., as Agent
By:
Name: Andrew S. White Title: Vice President—Fixed Income Securities

Instructions for Delivery of Notes	Ameritas Investment Advisors, Inc. 390 North Cotner Boulevard Lincoln, NE 68505-2319
Attn: Andrew S. White
Tax Identification Number	47-0098400

Schedule A-34

Purchaser Name	AMERITAS VARIABLE LIFE INSURANCE COMPANY

Name in Which Note is Registered	AMERITAS VARIABLE LIFE INSURANCE COMPANY

Note Registration Number; Principal Amount	RB-14; $1,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	Bankers Trust Company ABA # 021-001-033
	Attn:	Private Placement Processing
	Acct.#:	99-911-145
	FFC:	Ameritas Variable Life Insurance Company
	Acct.#:	097223
Re: (see "Accompanying Information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments and Written Confirmation of Wire Transfers	Ameritas Variable Life Insurance Company c/o Ameritas Life Insurance Corp. 5900 "O' Street Lincoln, NE 68510-2234
	Attn:	James Mikus
	Fax:	402-467-6970

Address for All Other Notices	Ameritas Variable Life Insurance Company c/o Ameritas Life Insurance Corp. 5900 "O' Street Lincoln, NE 68510-2234
	Attn:	James Mikus

Other Instructions	AMERITAS VARIABLE LIFE INSURANCE COMPANY
By: Ameritas Investment Advisors Inc., as Agent
By:
Name: Andrew S. White Title: Vice President—Fixed Income Securities

Instructions for Delivery of Notes	Ameritas Investment Advisors, Inc. 390 North Cotner Boulevard Lincoln, NE 68505-2319
	Attn:	Andrew S. White

Tax Identification Number	47-0657746

Schedule A-35

Purchaser Name	ACACIA NATIONAL LIFE INSURANCE COMPANY

Name in Which Note is Registered	SALKELD & CO.

Note Registration Number; Principal Amount	RB-15; $1,000,000

Payment on Account of Note
Method	Federal Funds Wire Transfer
Account Information	Bankers Trust New York ABA # 021-001-033 For credit to acct. # 99911145 Ref: Acacia National Life Insurance Company # 093596 Re: (see "Accompanying Information" below)

Accompanying Information	Name of Issuer:	TRIUMPH GROUP, INC.
	Description of Security:	5.59% Series B Senior Notes due December 2, 2012
	PPN:	896818 A@ 0
Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments and Written Confirmation of Wire Transfers	Acacia National Life Insurance Company c/o Ameritas Investment Advisors Inc. 390 North Cotner Boulevard Lincoln, NE 68505
	Fax:	402-467-6970

Address for All Other Notices	Acacia National Life Insurance Company c/o Ameritas Investment Advisors Inc. 390 North Cotner Boulevard Lincoln, NE 68505

Other Instructions	ACACIA NATIONAL LIFE INSURANCE COMPANY By: Ameritas Investment Advisors Inc., as Agent
By:
Name: Andrew S. White Title: Vice President—Fixed Income Securities

Instructions for Delivery of Notes	Bankers Trust Company Corporate Receive Window 44 16 Wall Street, 4th Floor, M.S. 4045 New York, NY 10005
Ref: Acacia National Life Insurance Company # 093596

Tax Identification Number	52-1009067

Schedule A-36

SCHEDULE B

DEFINED TERMS

        As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

        "Acceptable Bank" means any bank or trust company (a) which is organized under the laws of the United States of America or any State thereof, (b) which has capital, surplus and undivided profits aggregating at least $100,000,000, and (c) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

        "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

        "Anti-Terrorism Order" means, United States of America Executive Order No. 13,224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,049 (2001).

        "Asset Disposition" means any Transfer except:

          (a)  any

            (i)    Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary;

            (ii)  Transfer from the Company to a Wholly-Owned Subsidiary; and

            (iii)  Transfer from the Company to a Subsidiary (other than a Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary, which in either case is for Fair Market Value,

  so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

          (b)  any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

        "Attributable Debt" means, as to any particular lease relating to a Sale-and-Leaseback Transaction, the present value of all Lease Rentals required to be paid by the Company or any Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 5.59% per annum).

        "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

        "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

Schedule B-1

        "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

        "Change in Control" means if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) (except any such person or related persons disclosed as a "beneficial owner" in the Company's Proxy Statement For 2002 Annual Meeting Of Stockholders To Be Held On July 15, 2002, filed with the Securities and Exchange Commission on June 19, 2002), become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the issued and outstanding common stock of all classes then outstanding of the Company's common stock.

        "Closing" is defined in Section 3.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

        "Company" means Triumph Group, Inc., a Delaware corporation.

        "Confidential Information" is defined in Section 20.

        "Consolidated Adjusted EBITDA" means, with respect to any period, Consolidated Net Income (before extraordinary items) for such period plus the amount of income tax expense, interest expense, depreciation and amortization expense deducted in determining such Consolidated Net Income (before extraordinary items) provided that (a) the results of operations of any Subsidiary or operating business acquired (by merger, purchase of assets or stock or other similar transaction) during such period shall be included in the determination of Consolidated Adjusted EBITDA for such period assuming such acquisition had occurred on the first day of such period and (b) the results of operations of any Subsidiary or operating business sold or otherwise substantially disposed of (by merger, sale of assets or other similar transaction) after the beginning of such period shall be excluded in the determination of Consolidated Adjusted EBITDA for such period.

        "Consolidated Assets" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

        "Consolidated Debt" means, at any time, the total of all Indebtedness of the Company and its Subsidiaries outstanding at such time (including, without limitation, Existing Seller Debt but excluding Excluded PIK Subordinated Indebtedness incurred after the date of Closing) after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

        "Consolidated Income Available for Fixed Charges" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges and (b) taxes imposed on or measured by income or excess profits.

        "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded any aggregate net gain (but not any aggregate net loss) during

Schedule B-2

such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (a) all non-current assets and, without duplication, (b) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities).

        "Consolidated Net Worth" means, as of any date of determination, total stockholders' equity of the Company and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

        "Control Event" means:

          (a)  the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

          (b)  the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

          (c)  the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

        "Credit Agreement" means that certain Amended and Restated Credit Agreement, dated October 16, 2000, among the Company, PNC Bank, National Association, First Union National Bank, Bank of America, N.A., and Mellon Bank, N.A., as amended by that certain First Amendment to Loan Documents among the Company and the financial institutions listed on the signature pages thereto dated as of February 12, 2002.

        "Credit Agreement Amendments" means (a) that certain Second Amendment to Loan Documents dated on or about the date hereof, substantially in the form of Exhibit 4.11(a) and (b) that certain Third Amendment to Loan Documents dated on or about the date hereof, substantially in the form of Exhibit 4.11(b).

        "Debt" means, with respect to any Person, without duplication,

          (a)  its liabilities for borrowed money;

          (b)  its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c)  its Capital Lease Obligations;

          (d)  all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

          (e)  any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

        "Debt Prepayment Application" means, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Funded Debt (other than Senior Funded Debt owing to the Company, any of its Subsidiaries or any Affiliate and Senior Funded Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment

Schedule B-3

of Senior Funded Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Funded Debt), provided that, prior to making such payment of Senior Funded Debt, the Company or its Subsidiaries shall apply the cash portion of any proceeds received at the time of such Transfer to Senior Funded Debt secured by Liens on property of the Company or any Subsidiary up to an amount equal to, but not in excess of, the Fair Market Value of the property subject to such Lien, provided further that in the course of making such application the Company shall prepay each outstanding Note in accordance with Section 8.2 in a principal amount which, when added to the Make-Whole Amount applicable thereto, equals the Ratable Portion for such Note.

        "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

        "Default Rate" means that rate of interest that is the greater of (a) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2% over the rate of interest publicly announced by PNC Bank, National Association, in Pittsburgh, Pennsylvania, as its "base" or "prime" rate.

        "Department of the Treasury Rule" means the United States of America Department of the Treasury rule entitled Blocked Persons, Specially Designated Nationals, Specifically Designated Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers: Additional Designations of Terrorism-Related Blocked Persons, 66 Fed. Reg. 54,404 (2001) (to be codified at appendix A to 31 CFR chapter V), as amended.

        "Disposition Value" means, at any time, with respect to any property,

          (a)  in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

          (b)  in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

        "Environmental Complaint" means any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by a Governmental Authority, subpoena or other written notice asserting or threatening a claim relating to, arising out of, or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be.

        "Environmental Conditions" means any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the property of the Company or any Subsidiary.

        "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the

Schedule B-4

environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

        "Event of Default" is defined in Section 11.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded PIK Subordinated Indebtedness" means any Debt of the Company which (a) by its terms is subordinated to the Debt evidenced by the Notes on the same terms and conditions as any other Debt to which it is subordinated and (b) has no terms that require any payment of principal or interest prior to June 2, 2013.

        "Existing Seller Debt" means the debt obligations existing on the date of Closing under the Indedtedness set forth in items 3 through 7, inclusive, of Schedule 5.15 hereof.

        "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

        "Financing Documents" means, collectively, this Agreement, the Other Agreements, the Notes and the Subsidiary Guaranty.

        "Fixed Charges" means, with respect to any period, the sum of (a) Interest Charges for such period and (b) Lease Rentals for such period.

        "Fixed Charges Coverage Ratio" means, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending at, or most recently ended prior to, such time to (b) Fixed Charges for such period.

Schedule B-5

        "Funded Debt" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof.

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

        "Governmental Authority" means the government of:

          (a)  the United States of America or any State or other political subdivision thereof, or

          (b)  any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (c)  any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

        "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a)  to purchase such indebtedness or obligation or any property constituting security therefor;

          (b)  to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c)  to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d)  otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

        "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

        "Indebtedness" with respect to any Person means, at any time, without duplication,

          (a)  its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b)  its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c)  all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

Schedule B-6

          (d)  all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e)  all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)    Swaps of such Person; and

          (g)  any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

        "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

        "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

        "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (a) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (b) in any property.

        "Joinder Agreement" means a joinder agreement in the form of the joinder agreement attached as an exhibit to the Subsidiary Guaranty.

        "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, so long as such amount is not designated as a lease expense in the determination of Consolidated Net Income for such period.

        "Leverage Ratio" means, at any time, the ratio of (a) Consolidated Debt at such time to (b) Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters ending at, or most recently prior to, such time.

        "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

        "Make-Whole Amount" is defined in Section 8.6.

        "Material" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

Schedule B-7

        "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

        "Material Subsidiary" means any Subsidiary of the Company (a) for which the Company or any of its Subsidiaries shall have paid $10,000,000 or more in consideration (including, without limitation, any assumption of such Subsidiary's debt) to acquire the assets or capital stock of such Subsidiary, (b) to which the Company or any of its Subsidiaries shall have contributed $10,000,000 or more by means of capital contribution, loans, purchase of capital stock, any assumption of debt or similar means or (c) which shall have become party to a Guaranty of (i) the obligations of the Company under the Credit Agreement, as may be amended from time to time, or (ii) any other Indebtedness of the Company or its Subsidiaries.

        "Memorandum" is defined in Section 5.3.

        "Moody's" means Moody's Investors Service, Inc.

        "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

        "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

          (a)  the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

          (b)  all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

        "New Subordinated Indebtedness" is defined in Section 9.6.

        "Notes" is defined in Section 1.

        "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

        "Other Agreements" is defined in Section 2.

        "Other Purchasers" is defined in Section 2.

        "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

        "Permitted Liens" means any of the following:

          (a)  Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (b)  Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, in excess of the aggregate amount due thereunder, the obtaining of advances or credit or the payment of the deferred purchase price of property;

Schedule B-8

          (c)  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (d)  leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

          (e)  Liens existing on the date of Closing, securing the Indebtedness of the Company and its Subsidiaries and disclosed on Schedule 10.3, Part 1 (which Schedule shall list the principal amount secured thereby), provided that the principal amount secured by each such Lien is not increased above the principal amount disclosed on such Schedule and no additional property shall become subject to such Lien;

          (f)    any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of fixed assets (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that:

            (i)    any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

            (ii)  the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction,

            (iii)  any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property, and

            (iv)  the aggregate principal amount of all Debt secured by such Liens shall not exceed $5,000,000 (excluding for the purpose of this computation the principal amount of any Debt secured by Liens described on Schedule 10.3, Part 1);

          (g)  any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

          (h)  Liens existing on the date of Closing, having resulted from final judgments or orders and disclosed on Schedule 10.3, Part 2; and

          (i)    other Liens, not otherwise permitted by clauses (a) through (h), securing Indebtedness of the Company or any Subsidiary provided that the aggregate amount of Priority Debt at no time exceeds 20% of Consolidated Net Worth.

        "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

        "Plan" means an "employee pension benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are

Schedule B-9

or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

        "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

        "Priority Debt" means, without duplication, (a) all Debt of the Company and its Subsidiaries secured by the Liens permitted by clause (i) of the definition of "Permitted Liens" in this Schedule B, (b) all Debt of Subsidiaries (other than Debt of a Subsidiary described in Section 10.10(c)), and (c) all Attributable Debt of the Company and its Subsidiaries.

        "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

        "Property Reinvestment Application" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary provided that such operating assets are to be used in the ordinary course of its business and are of at least equivalent value and earning power as such property.

        "Proposed Prepayment Date" is defined in Section 8.7(c).

        "Purchaser" means each of the purchasers listed in Schedule A.

        "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

Schedule B-10

        "Ratable Portion" means for any Note an amount equal to the product of (a) the Net Proceeds Amount being so applied to the payment of Senior Funded Debt multiplied by (b) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of all Senior Funded Debt.

        "Regulated Substance" means any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, any substance defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Governmental Authority, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

        "Required Holders" means, at any time, the holders of a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

        "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

        "Restricted Investments" means all Investments except the following:

          (a)  Investments existing on the date of the Closing and disclosed in Schedule 10.9;

          (b)  Investments in one or more Subsidiaries or any Person that concurrently with such Investment becomes a Subsidiary;

          (c)  demand deposits, time deposits, money market account deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by S&P on the date of acquisition;

          (d)  Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (e)  Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

          (f)    shares of money market mutual funds that invest substantially all of their assets in the investments described in clauses (c) through (e), inclusive, above;

          (g)  Investments constituting assets of an ongoing business which is in the same line of business as the Company and its Subsidiaries on the date of Closing; and

          (h)  Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof.

        "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

        "Sale-and-Leaseback Transaction" means a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary shall rent or lease as lessee (other

Schedule B-11

than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Security" has the meaning set forth in section 2(1) of the Securities Act.

        "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

        "Senior Funded Debt" means Funded Debt of the Company (other than Subordinated Debt).

        "Series A Notes" is defined in Section 1.

        "Series B Notes" is defined in Section 1.

        "Significant Subsidiary" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company.

        "Subordinated Debt" means any Debt that is in any manner subordinated in right of payment or security in any respect to Debt evidenced by the Notes.

        "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

        "Subsidiary Guarantor" means any Subsidiary that has executed the Subsidiary Guaranty or a Joinder Agreement.

        "Subsidiary Guaranty" is defined in Section 4.10.

        "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

        "Successor Corporation" is defined in Section 10.2(a).

        "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

        "10% Subsidiary" means any Subsidiary whose shares are the subject of any issuance, sale or disposition and who shall have contributed for the period of twelve consecutive fiscal quarters ending

Schedule B-12

at, or most recently prior to, the date that such issuance, sale or disposition is consummated, more than 10% of Consolidated Adjusted EBITDA for such period.

        "this Agreement" is defined in Section 17.3.

        "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

        "USA Patriot Act" means United States Public Law 107-56 (Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001), as may be amended from time to time.

        "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

        "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

Schedule B-13

[FORM OF SERIES A NOTE]

TRIUMPH GROUP, INC.

6.06% SERIES A SENIOR NOTE DUE DECEMBER 2, 2012

No. RA-[ ]	[Date]
$[ ]	PPN: 896818 A* 2

        FOR VALUE RECEIVED, the undersigned, TRIUMPH GROUP, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                ] or registered assigns, the principal sum of [                                ] DOLLARS ($[                ]) on December 2, 2012 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.06% per annum from the date hereof, payable semiannually, on the 2nd day of June and December in each year, commencing with the June 2 or December 2 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% or (ii) 2% over the rate of interest publicly announced by PNC Bank, National Association, from time to time in Pittsburgh, Pennsylvania, as its "base" or "prime" rate.

        Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

        This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of November 21, 2002 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.

        Each holder of this Note will be deemed, by its acceptance hereof, (a) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (b) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

        This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

        This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

        If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

        THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

TRIUMPH GROUP, INC.
By	Name: Title:

[FORM OF SERIES B NOTE]

TRIUMPH GROUP, INC.

5.59% SERIES B SENIOR NOTE DUE DECEMBER 2, 2012

No. RB-[ ]	[Date]
$[ ]	PPN: 896818 A@ 0

        FOR VALUE RECEIVED, the undersigned, TRIUMPH GROUP, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                ] or registered assigns, the principal sum of [                                ] DOLLARS ($[                  ]) on December 2, 2012 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.59% per annum from the date hereof, payable semiannually, on the 2nd day of June and December in each year, commencing with the June 2 or December 2 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% or (ii) 2% over the rate of interest publicly announced by PNC Bank, National Association, from time to time in Pittsburgh, Pennsylvania, as its "base" or "prime" rate.

        Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

        This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of November 21, 2002 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.

        Each holder of this Note will be deemed, by its acceptance hereof, (a) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (b) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

        This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

        The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

        If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

        THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

TRIUMPH GROUP, INC.
By	Name: Title:

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TABLE OF CONTENTS
Schedules & Exhibits
SCHEDULE A INFORMATION RELATING TO PURCHASERS
SCHEDULE B DEFINED TERMS
[FORM OF SERIES A NOTE] TRIUMPH GROUP, INC. 6.06% SERIES A SENIOR NOTE DUE DECEMBER 2, 2012
[FORM OF SERIES B NOTE] TRIUMPH GROUP, INC. 5.59% SERIES B SENIOR NOTE DUE DECEMBER 2, 2012